STATE OF ALABAMA

MADISON COUNTY

                                  LEASE

THIS LEASE made, entered into and executed, in duplicate on this the 25th day of January, 1996 by and between HIGH TECH PROPERTIES hereinafter referred to as LANDLORD, which expression shall include the successors and assigns of the LANDLORD, and NICHOLS RESEARCH CORPORATION hereinafter referred to as TENANT which expression shall include the successors, heirs, executors, administrators and assigns of the TENANT.

WITNESSETH,  that

LANDLORD is the owner of, or otherwise has a good and lawful right to lease, let and demise the following described premises, situated in Huntsville, Madison County, Alabama, (hereinafter referred to as the demised premises), to-wit:

                KNOWN AS THAT CERTAIN BUILDING LOCATED AT 1900 GOLF ROAD, HUNTSVILLE, AL 35802 AND CONSISTING OF APPROXIMATELY 17,850 SQUARE FEET.

LANDLORD has agreed and, subject to the covenants, terms and conditions hereinafter set forth, does hereby lease, let and demise the premises above described unto TENANT, and TENANT does hereby rent said premises from LANDLORD upon said covenants, terms and conditions.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter made, the LANDLORD hereby leases to TENANT, and TENANT hires from LANDLORD, the demised premises above described for us as:

1. TERM AND RENT. This lease is for a term of 5 years, beginning on the 1st day of January, 1996, and ending on the 31st day of December, 2000. The total rent is to be $669,375.00 ($11,156.25 ) Dollars per month, due on the FIRST day of each month in advance and considered delinquent after the fifth day of each month. LANDLORD covenants to keep the TENANT in possession of the premises for the term of this lease, subject to the terms and conditions herein, in consideration whereof TENANT agrees to pay the rent as hereinabove specified at the place designated by LANDLORD. (If TENANT shall take possession on the day other than the first day of the month, the first month's rent shall be prorated.) In the event that the TENANT holds over for more that one day after expiration of the term of this lease without the consent of the LANDLORD, the LANDLORD may, at its option, deem such holdover a renewal of this lease for an addition term of one year under the same terms covenants and conditions thereof, except rent, or the LANDLORD may take such steps as may be required to remove TENANT from the leased property. In the event LANDLORD shall deem holdover by TENANT a renewal of this lease, rent for the renewal terms shall be the rent charged for the initial term increased by the same percentage as the consumer price index has increased since the date this lease was originally executed.

2. CONDITION AND MAINTENANCE OF PREMISES. LANDLORD represents that insofar as it can reasonably ascertain, the demised premises at the time of the commencement of the TENANT'S obligation to pay rent hereunder will be in first class tenantable condition with no broken glass and heating and air conditions plant, plumbing, wiring, and all other apparatus or fixtures in good working condition. The LANDLORD will, at LANDLORD'S expense, property maintain the exterior of said building, parking areas, and adjacent side walks and make at LANDLORD'S expense, all structural and all exterior repairs, including all repairs to roof, walls and window frames in the building necessary or required to maintain the demised premises in such condition during the term of this lease or any extension thereof, and will maintain and repair the heating and air conditioning system (provided, however, that where any such repairs, those caused by fire or other insurable casualty, are made necessary by or as a result of the voluntary waste, negligence, or abusive conduct of the TENANT or of any person for whose conduct the TENANT is legally responsible, the TENANT shall forthwith reimburse the LANDLORD for the expense of any and all such repairs). LANDLORD shall make all interior repairs necessary or required by any act, omission, negligence or misconduct of the Landlord or of any person for whose conduct the LANDLORD is responsible. The LANDLORD further covenants to save the TENANT harmless and indemnified from all injury, loss or damage to any person or property, all liability incurred, suffered or claimed by reason of the LANDLORD'S neglect or failure to observe and perform the terms, covenants and conditions or any of them, in this paragraph contained and on the part of the LESSOR to be performed and observed.

3. COMPLIANCE WITH THE LAW. The TENANT in its use and occupancy of the premises will comply with all local, state and federal laws and ordinances applicable thereto, as well as the lawful requirements of all competent authorities; the TENANT will not knowingly permit said premises to be used for any unlawful, improper or offensive purpose. The TENANT agrees to comply with all reasonable rules and regulations for said building as may hereafter be adopted by LANDLORD and TENANT agrees to require TENANT'S employees and invitees when on the premises to comply with said rules and regulations.

4. TENANT'S DUTY TO KEEP PREMISES IN REPAIR. Subject to the duties of the LANDLORD as provided herein, the TENANT will keep all and singular the said leased premises in such repair as the same are at the commencement of the said term or may be put in by the LANDLORD during the continuance thereof, damage due to reasonable wear and tear and damage by negligent acts or omissions of the LANDLORD being excepted. promptly replace all glass broken by TENANT during the said term by other of the same size and quality, damage by fire or other casualty excepted.

5. INSURANCE (LIABILITY). During the lease term, TENANT shall, at its own expense, maintain in full force a policy or policies of comprehensive liability TENANT will insurance, written by one or more responsible insurance companies licensed to do business in the State of Alabama, that will insure against liability for injury to persons and property and for death of any person occurring in or about the Leased Premises.

The liability under such insurance shall not be less than Three Hundred Thousand and no/100 ($300,000.00) Dollars for any one person injured or killed, not less than Five Hundred Thousand and no/100 ($500,000.00) Dollars for any one accident, and not less than Twenty Five Thousand and no/100 ($25,000.00) Dollars for property damage.

6. INSURANCE (HAZARD). LANDLORD shall keep the building (including all improvements, alterations, additions and changes made thereto by LANDLORD) insured against damage or destruction by fire and the perils commonly covered under the extended coverage endorsement to the extent of ninety percent (90%) of the full insurable value thereof; the proceeds of such policy or policies shall be used for the repair of the Leased Premises.

7. TENANT'S EMPLOYEES AND INVITEES. TENANT is responsible for the acts and conduct of TENANT'S employees and invitees while in or about the leased premises insofar as such acts and conduct result in physical damage to said premises and TENANT is liable for such damage done them to the same extent as if done by the TENANT.

8. UTILITIES. The TENANT, at TENANT'S expense, shall pay all utility meter deposit fees and such sewer service and such utilities (including but not limiting same to water, electric current and gas) throughout the term hereof as Tenant requires for operation and occupancy of Leased Premises.

9.  JANITORIAL SERVICE.   The TENANT, at TENANT'S expense, shall furnish to the
Leased Premises, janitorial services sufficient to maintain the building in a clean and sanitary condition.

10. LANDLORD RIGHT OF ENTRY. LANDLORD shall have the right at all times to enter said leased premises to inspect same and may at any time remove placards, sign, fixtures, alterations or additions not in conformity with this lease and may make such repairs and alterations as with this lease and may make such repairs and alteration as may be deemed by the LANDLORD necessary to the preservations of leased premises or the building; the LANDLORD is not required to repair the premises leased herein except as specifically provided in the lease.

11. PREMISES UNFIT FOR USE, EMINENT DOMAIN, FIRE. It is agree that if the leased premises, or any part thereof or the whole or any part of the buildings of which they are a part, shall be taken for any street or other public use under any statute by right of eminent domain or shall be destroyed or damaged by fire or other casualty (under circumstances where such fire or other casualty was not caused by a negligent act of omissions of the TENANT or its agents, servants or employees) so as to be thereby unfit for use, then, and in such case the rent hereinabove reserved, or a just proportion thereof, according to the nature and extent of the damage sustained by the leased premises shall be abated until the leased premises shall have been fully repaired or restored by the LANDLORD. In the event of such damage or destruction or taking TENANT may, however, elect to terminate this lease in its entirety if LANDLORD is unable or unwilling to repair or to restore the demised premises to tenantable condition for the use of the TENANT within thirty (30) days of the date of such taking, damage or destruction. In the event of any such taking for public use as hereinabove referred to, or damage or destruction of the premises for which restitution is to be make, whether all or any part of the demised premises be taken, damaged or destroyed, nothing herein shall preclude the TENANT from intervening in any condemnation proceedings involving the demised premises and from taking appropriate legal steps to prove its damage which might result from the taking, damage or destruction.




12.  TAXES AND LICENSES.

(a)  TENANT to Pay Personal Property Taxes.   TENANT  agrees  to  pay all taxes
levied upon personal property not owned by LANDLORD and kept or stored on the Leases Premises by TENANT.

(b) LANDLORD to Pay Real Property Taxes and Assessments. LANDLORD shall pay all taxes and assessments lived against the land, building and improvements other than for the personal property of TENANT.

13. ASSIGNMENT. TENANT will not assign this lease, or sublease the premises, or any portion thereof, or permit any transfer thereof by operation of law, without the written consent of the LANDLORD first obtained, which consent shall not be unreasonable withheld.

14.  ALTERATIONS OF LEASED PREMISES; FIXTURES; SIGNS.

(a) Alterations. TENANT shall not make any structural changes or alterations in or to any part of the building, or to the Leased Premises, except upon the prior written consent of the LANDLORD, which consent shall not be unreasonable withheld. Notwithstanding the foregoing, the parties agree that TENANT may, from time to time without the approval of LANDLORD, make at TENANT'S expense, alterations to the interior of the Leased Premises provided the same do not materially diminish the value of the Leased Premises.

(b)   Fixtures.   TENANT  may install and affix to  the  Leased  Premises  such fixtures and equipment as TENANT deems desirable and all such fixtures and equipment shall remain the property of TENANT and may be removed at any time provided that TENANT, at its expense, shall repair any damage caused by reason of such removal.

(c) Signs and Advertisements. TENANT shall not attach any sign to the exterior of the leased premises unless the design nature and content thereof have been approved by LANDLORD. The TENANT shall at its expense maintain and repair any such sign and may upon the expiration of the term of the Lease or any renewal thereof, remove said signs.

15. CARE OF LEASED PREMISES. TENANT shall not permit allow or cause any act or deed to be performed or any practice to be adopted or followed in or about said Leased Premises which shall cause, or be likely to cause, injury or damage to any person, or to said Leased Premises, or to the building, or to the sidewalks and pavements adjoining the Leased Premises. TENANT, at all times, shall keep said Leased Premises in a neat and orderly condition. TENANT agrees to permit no waste of the property but to take good care of the same.

16. DAMAGE OR LOSS OF PROPERTY. LANDLORD shall not be liable for any loss of any property of the TENANT from said Leased Premises, or for any damage to any property of the TENANT, however, occurring, except only such damage in the latter instance as may result directly from the failure of LANDLORD to perform any act required of him under the terms and conditions of this Lease.

17. QUIET ENJOYMENT. The LANDLORD covenants that the TENANT upon paying rent, herein specified and observing the covenants hereof, shall peaceable and quietly have, hold and enjoy the demised premises during the term hereof and any extensions thereto, and at all time when the TENANT may hereafter be a TENANT at will of said premises.

18. SURRENDER OF PREMISES. The TENANT shall, at the expiration of said term, or any extension thereof, peaceable yield up to the LANDLORD the demised premises and all additions made upon the same by the LANDLORD, in as good repair in all respects as the same now are or may be hereafter put in the LANDLORD, damage by fire, or other casualty caused by negligent acts or omissions of the LANDLORD and reasonable wear and tear excepted.

19. PERSONAL INJURY. As a part of the consideration hereof the TENANT hereby covenants and agrees to hold the LANDLORD, its agents and employees free and harmless and indemnified from any and all liability for claims or suits for damages, for personal injury or death, sustained by TENANT, or sustained by any other person, while on the leased premises during the terms of this lease as the result of the negligence of the TENANT, or of its servants, agents or employees, acting within the line and scope of their authority. LANDLORD hereby covenants and agrees to hold the TENANT, its agents and employees free and harmless and indemnified from any and all liability for claims or suits for damages for personal injury or death, sustained by TENANT or sustained by any employee, invitee or guest of TENANT while on the premises of the LANDLORD, during the term of this lease, as the result of the negligence of the LANDLORD or its servants, agents or employees, acting within the line and scope of their authority. Said indemnity by each party shall include all reasonable attorney's fees and other expenses and Court costs connected therewith.

20. DEFAULT BY TENANT. Landlord shall have the right to terminate this lease upon the following listed defaults by TENANT and shall be entitled to elect to collect periodic damages or total damages as follows:

a. The occurrence of any of the following shall constitute an event of default:

(1) Delinquency in the due and punctual payment of any rent or additional rent payable under this period of five days after written notice.

(2) Delinquency by the Tenant in the performance of or compliance with any of the conditions contained in this lease other than those referred to in the foregoing subparagraph (1), for a period of thirty (30) days after written notice thereof from the LANDLORD to the TENANT, except for any such 30 day period, in which event the time permitted to the TENANT to cure such default, provided the TENANT commences promptly and proceeds diligently to cure such default, and provide further that such period of time shall not be so extended as to jeopardize the interest of the LANDLORD or the TENANT to any civil or criminal liabilities.

(3) Filing by the TENANT in any court pursuant to any statue, either of the United States or any state, or a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of the TENANT'S property or an assignment by the TENANT for the benefit of creditors.

(4) Filing against the TENANT in any court pursuant to any statue, either of the United States or of any state, of a petition in bankruptcy or insolvency, or for reorganization or for appointment of a receiver or trustee of all or a portion of the TENANT'S property, if within ninety (90) days after the commencement of any such proceeding against the TENANT such petition shall not have been dismissed.

b. Upon the occurrence of an event of default, the LANDLORD at any time thereafter may give written notice to the TENANT specifying such event of default and stating that this lease shall expire on the date specified in such notice, and upon the date specified in such notice this lease and all rights of the TENANT hereunder shall terminate.

c. Upon the expiration of this lease pursuant to paragraph (b) of this article, the TENANT shall peacefully surrender the demised property to the LANDLORD, and the LANDLORD, upon or at any time after any such expiration, may without further notice reenter the leased property and repossess it by force, summary proceedings ejectment, or otherwise, and may dispossess the TENANT and remove the TENANT and all other persons and property from the leased property and may have, hold, and enjoy the leased property including the right to receive all rental income therefrom.

d. At any time after any such expiration, the LANDLORD may relet the demised premises or any part thereof, in the name of the LANDLORD or otherwise, for such term (which may be greater of less of the term of this lease) and on such conditions (which may include concessions or free rent) as the LANDLORD, in its uncontrolled discretion, may determine, and may collect and receive the rent therefor. The landlord shall in no way be responsible or liable for any failure to relet the leased property or any part thereof, or any failure to collect any rent due upon any such reletting.

e. No such expiration of this lease shall relive the TENANT of its liability and obligations under this lease, and such liability and obligations, shall survive any such expiration. In the event of any such expiration, whether or not the demised premises or any part the rent and additional rent required to be paid by the TENANT up to the time of such expiration, and thereafter the TENANT, until the such expiration, shall be liable to the LANDLORD for, and shall pay to the LANDLORD as and for liquidated and agreed current damages for the TENANT'S default:

(1) The equivalent of the amount of the rent and additional rent which would be payable under this lease by the TENANT if this lease were still in effect, less

(2) The net proceeds of any reletting effected pursuant to the provisions of paragraph (d) of this article, after deducting all the LANDLORD'S expenses in connection with such reletting, including without limitation, all repossession cost, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting.

f. Then TENANT shall pay such current damages, herein called deficiency, to the LANDLORD monthly on the days on which the rent and additional rent would have been payable under this lease if this lease were still in effect, and the LANDLORD shall be entitled to recover from the TENANT each monthly deficiency, as such deficiency shall arise. At any time after any such expiration, whether or not the LANDLORD shall have collected any monthly deficiency, the LANDLORD shall be entitled to recover from the TENANT, and the TENANT shall pay to the LANDLORD, on demand, as and for liquidated and agreed final damages for the TENANT'S default, an amount equal to the difference between the rent and additional rent reserved hereunder for the unexpired portion of the lease term and then fair and reasonable rental value of the leased property for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the leased property for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent per annum. If the leased property or any part therof is relet by the LANDLORD for the unexpired term of this lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the leased property so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the LANDLORD to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

g. The TENANT hereby expressly waives, so far as permitted by law, the service of any notice of intention to reenter provided for in any statue, or of the institution of legal proceedings to that end. The TENANT, for and on behalf of itself and all persons claiming through or under the TENANT, also waive any right of redemption or reentry or repossession or to restore the operation of this lease in case the TENANT shall be dispossessed by a judgment or by warrant of any court or judge or in case of reentry or repossession by the LANDLORD.

h. The terms "enter", "reenter", "entry", or "reentry", as used in this lease are not restricted to their technical legal meaning.

i. In the event a civil action shall be brought for recovery of possession of the demised premises or for the recovery of any rent due under the provisions of this lease, or because of the breach of any other covenant herein contained, on the part of TENANT to be kept or performed, TENANT shall pay to LANDLORD a reasonable attorney's fee which shall be fixed by the Court.

21.  NOTICES.

All notices hereunder shall be served by certified mail, and if intended for the LANDLORD shall be addressed to the LANDLORD (HIGH TECH PROPERTIES) at the following address:

                             C/O L & H PROPERTIES
                            1900 GOLF ROAD, SUITE B
                             HUNTSVILLE, AL  35802

and if intended for the TENANT shall be addressed to the demised premises or to such other address as may be requested by the LANDLORD or TENANT in writing.

22.  WAIVER.

No assent, express or implied, by the LANDLORD to any breach of any of the TENANT covenant, or by the TENANT to any breach of the LANDLORD'S covenants shall be deemed to be a waiver of any succeeding breach of the same covenant.

23.  ADDITIONAL PROVISIONS.

1. NRC has the option to terminate the lease at the end of the 2nd Anniversary Year by giving a 6 month written notice and paying $17,850.00 penalty.

2. NRC has the option to terminate the lease at the end of the 3rd Anniversary Year by giving a 6 month written notice and paying $13,387.50 penalty.

3. NRC has the option to renew the lease for 1 additional year, based on the same terms and conditions as the original lease.

24.  COMPLETE AGREEMENT.

The LANDLORD and TENANT further covenant with each other that all covenants, agreements, and representations relating to the premises or any part therof, whether oral or written, made by an between the parties, either personally or by their authorized agents, prior to the execution and acceptance hereof, be deemed to have been fully performed and discharged; that each of the parties hereto has read and understood this lease; and that all prior covenants and agreements, so far as they have any force and validity, have been included herein.

Feminine and neuter pronouns may be substituted for those of the masculine form, and the plural form may be substituted for the singular number, in any place herein where the context may require substitution.

IN WITNESS WHEREOF, the LANDLORD and TENANT have executed this lease on the date first above written.


LANDLORD                               TENANT

           R. H. Latham                            Allen E. Dillard
By:_______________________________     By:____________________________________
   R. H. Latham                           Allen E. Dillard

WITNESS FOR LANDLORD                   WITNESS FOR TENANT

           Paula J. Stotts                         Patti M. Prince
----------------------------------     ---------------------------------------